Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Dividend Advantage Municipal Fund
333-53298
811-09457

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment
Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March
17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting
together as a
class
 <c> MuniPreferred
 shares voting
 together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
             1,656,198
                       111
   Against
                158,458
                           9
   Abstain
                  40,828
                           5
   Broker Non-Votes
                439,435
                       602
      Total
             2,294,919
                       727



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             1,656,591
                       110
   Against
                158,209
                         12
   Abstain
                  40,684
                           3
   Broker Non-Votes
                439,435
                       602
      Total
             2,294,919
                       727



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012630.